                                                                    EXHIBIT 3.27

                        The Companies Acts, 1948 to 1967

                                   ----------

                            COMPANY LIMITED BY SHARES

                                   ----------

                            MEMORANDUM OF ASSOCIATION


                                INSULPAK LIMITED

================================================================================

1.      The name of the Company is "INSULPAK LIMITED."

2.      The registered office of the Company will be situate in England.

3.      The objects for which the Company is established are: -

        (A) To carry on business as manufacturers of and dealers in plastic products.

        (B) To buy, sell, manufacture, refine, manipulate, prepare for market and in any other way deal with and in goods, products, substances, materials, plant, machinery, apparatus and things of every description and of any nature whatsoever.

        (C) To plan, provide and procure services and facilities of every description and of any nature whatsoever.

        (D) To carry on business as bankers, capitalists, financiers, industrialists and merchants.

        (E) To carry on business as carriers by land, sea or air and as wharfingers, lightermen, warehousemen, builders, charterers and owners of land, sea and air transport of all kinds, and as transport agents and forwarders of goods; to purchase, lease or otherwise acquire, construct, equip, maintain, improve, manage or control, or aid in or subscribe towards the promotion, construction, equipment, maintenance, improvement, working, management or control of works undertakings and operations of all kinds, both public and private.

        (F) To carry on in any part of the world any other business, whether financial, commercial, industrial or otherwise, which may seem to the Company capable of being conveniently carried on in connection with any business which the Company is authorised to carry on or calculated [illegible] objects of the Company or [illegible] any of the Company's property, rights or interests.

        (G) To build, construct, maintain, alter, charge, pull down, remove and replace any buildings, walls, wharves, roads, railways, machinery, engines, docks, banks, dams, sluices or watercourses, or carry out any other works which may be convenient or necessary in connection with any business or objects of the Company.

        (H) To acquire, hold, manage, develop, dispose of and deal with any real or personal property, rights or interest on such terms and in such manner as the Company may think fit.

        (I) To acquire and undertake the whole or any part of the business, goodwill and assets of any person or company carrying on or proposing to carry on any of the businesses which the Company is authorised to carry on or which can be carried on in conjunction therewith, or which are capable of being conducted directly or indirectly to the benefit of the Company, and as part of the consideration for such acquisition to undertake all or any of the liabilities of such person or company, or to acquire an interest in, amalgamate or enter into any arrangement for sharing profits, or for co-operation, or for limiting competition, or for mutual assistance, with any such person or company, and to give or accept, by way of consideration for any of the acts or things aforesaid or property acquired, any shares, whether fully or partly paid up, debentures, or other securities or rights that may be agreed upon, and to hold and retain or sell, mortgage and deal with any shares, debentures or other securities or rights so received.

        (J) To subscribe for, take, purchase or otherwise acquire and hold shares, debentures, or other securities or rights issued or guaranteed by any company constituted or carrying on business or proposing to carry on business in any part of the world, and funds, loans, or other securities or rights of or issued or guaranteed by any government, state or dominion, public body or authority (whether supreme, municipal, local or otherwise) in any part of the world.

        (K) To make experiments in connection with any business or proposed business of the Company, and to apply for or otherwise require and protect, prolong, renew, experiment upon, test, improve and seek to improve in any part of the world any inventions, patents, patent rights, brevet d'invention, trade marks, trade or brand names, designs, copyrights, [illegible], concessions, protections or similar rights which may appear likely to be advantageous or useful to the Company, and to use and manufacture under or grant licences or privileges in respect of the same, and to expend money thereon.

        (L) To improve, manage, cultivate, develop, grant rights and privileges in respect of, or otherwise deal with, all or any part of the property, rights and interests of the Company.

        (M) To invest and deal with the moneys of the Company in such manner as may from time to time be determined.

        (N) To lend and advance money or give credit to such persons or companies on such terms as may seem expedient and whether with or without security, but not to carry on the business of a registered moneylender.

        (O) To receive money on deposit or loan, and to borrow or raise money in such manner as the Company shall think fit, and in particular by the issue of debentures (perpetual or otherwise) or other securities or rights, and to secure the repayment of any money borrowed, raised or owing by mortgage, charge or lien upon the whole or any part of the Company's property or assets (whether present or future), including its uncalled capital, and also (whether or not for any consideration), by a similar mortgage, charge or lien to secure and, guarantee the performance by the Company of any obligation or liability it may undertake.

        (P) To guarantee, support or secure, whether by personal covenant or by mortgaging or charging all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company or by both such methods, the performance of the obligations of and the repayment or payment of the principal amounts of and premiums, interest and dividends on any shares, debentures or other securities or rights of any person or company, including (without prejudice to the generality of the foregoing) any company which is for the time being the Company's holding company as defined by section 154 of the Companies Act, 1948, or another any subsidiary as defined by the said section of the Company's holding company or otherwise associated with the Company in business.

        (Q) To vest any real or personal property, rights or interests, acquired by or belonging to the Company in any person or company on behalf or for the benefit of the Company, and with or without any declared trust in favour of the Company.

        (R) To draw, make, accept, endorse, discount, execute and issue promissory notes, bills of exchange, bills of lading, warrants, debentures and other negotiable or transferable instruments.

        (S) To apply for, promote and obtain any legislation, charters, privileges, concessions, licences or authorisations of any government or authority (whether supreme, municipal, local or otherwise) and any provisional order or licence for enabling the Company to carry any of its objects into effect or for extending any of the Company's powers or for effecting any modification of the Company's constitution, or for any other purpose which may seem expedient, and to oppose any legislation, actions, steps, proceedings or applications which may appear directly or indirectly to be adverse to the interests of the Company or of its members.

        (T) To enter into any arrangements with any governments or authorities (whether supreme, municipal, local or otherwise), or any companies or persons, that may seem conducive to the Company's objects or any of them, and to obtain from any such government, authority, company or person any charters, contracts, decrees, rights, privileges and concessions which the Company may think desirable, and to carry out, exercise and comply with any such charters, contracts, decrees, rights, privileges and concessions.

        (U) To remunerate any person or company rendering services to the Company, whether by cash payment or by the allotment to him or them of or the grant of options over shares, debentures or other securities or rights of the Company credited as paid up in full or in part or otherwise.

        (V) To pay out of the funds of the Company all expenses which the Company may lawfully pay of or incidental to the formation and registration of or the raising of money for the Company or the issue of its share or loan capital, or the application to any Stock Exchange for permission to deal in and for quotation for any or all of its share or loan capital, including brokerage and commissions for obtaining applications for or taking, placing or underwriting or procuring the underwriting of shares, debentures or other securities or rights of the Company.

        (W) To establish, maintain, participate in and contribute to or procure the establishment and maintenance of, participation in and contribution to any pension, superannuation, benevolent or life assurance fund, scheme or arrangement (whether contributory or otherwise) for the benefit of, and to give or procure the giving of donations, gratuities, pensions, allowances, benefits and emoluments to, any persons who are or were at any time in the employment or service of the Company, or any of its predecessors in business, or of any company which is a subsidiary of the Company or is allied to or associated with the Company or with any such subsidiary, or who may be or have been directors or officers of the Company, or of any such other company as aforesaid, and the wives, widows, families and dependants of any such persons, and to establish, subsidise and subscribe to any institutions, associations, societies, clubs or funds calculated to be for the benefit of, or to advance the interests and well-being of the Company or of any other company as aforesaid, or of any such persons as aforesaid, and to make payments for or towards the insurance of any such persons as aforesaid, and to establish and contribute to any scheme for the purchase by trustees of shares in the Company or its holding company to be held for the benefit of the Company's employees, and to lend money to the Company's employees to enable them to purchase such shares, and to subscribe or guarantee money for charitable or benevolent objects, or for any exhibition or for any public, general or useful object, or for any other purpose which may be considered directly or indirectly to further the objects of the Company or the interests of its members, and to do any of the matters aforesaid either alone or in conjunction with others.

        (X) To procure the Company to be registered or recognised in any dominion, colony or dependency and in any foreign country or place.

        (Y) To promote any other company for the purpose of acquiring all or any of the property and/or undertaking any of the liabilities of the Company, or of undertaking any business or operations which may appear likely directly or indirectly to assist or benefit the Company, and to place or guarantee the placing of, underwrite, subscribe for, or otherwise acquire all or any part of the shares, debentures or other securities or rights of any such company as aforesaid.

        (Z) To sell, lease, mortgage, grant options over, dispose of or otherwise deal with the whole or any part of the undertaking, property or assets of the Company or any interest therein for such consideration as the Company may think fit, and in particular for shares, whether fully or partly paid-up, debentures or other securities or rights of any other company, government or authority (whether supreme, municipal, local or otherwise).

        (AA) To distribute among the members of the Company in kind any property of the Company (whether by way of dividend or otherwise), and in particular any shares, debentures or other securities or rights of other companies, governments or authorities (whether supreme, municipal, local or otherwise) belonging to the Company or of which the Company may have the power of disposing.

        (BB) To do all or any of the above things and such other things as may be deemed incidental or conducive to the attainment of the above objects or any of them in any part of the world, either itself or through the medium of any subsidiary or associated companies or otherwise, and whether as principals, agents, trustees, contractors or otherwise, or whether by or through agents, trustees, sub-contractors or otherwise, and either alone or in conjunction with others.

        And it is hereby declared that -

        (A) the word "company" in this clause, except where used in reference to the Company, shall be deemed to include any partnership or other body of persons, whether corporate or unincorporate, and whether domiciled in the United Kingdom or elsewhere; and

        (B) the objects specified in each of the paragraphs of this clause shall be regarded as independent objects and accordingly shall in nowise be limited or restricted (except where otherwise expressed in such paragraphs) by reference to or inference from the terms of any other paragraph, the order in which the same occur or the name of the Company, but may be carried out in as full and ample a manner and construed in as wide a sense as if each of the said paragraphs defined the objects of a separate and distinct company.

4.      The liability of the members is limited.

5. The share capital of the Company is (pound)10,000 divided into 10,000 shares of (pound)1 each.

        WE, the several persons whose names, addresses and descriptions are subscribed, are desirous of being formed into a Company in pursuance of this Memorandum of Association, and we respectively agree to take the number of shares in the capital of the Company set opposite our respective names.

        NAMES, ADDRESSES AND DESCRIPTIONS                Number of Shares
                 OF SUBSCRIBERS.                          taken by each
                                                           Subscriber.
--------------------------------------------------------------------------------
/s/     P.S.O. Roberts                                   One
        20 Copthall Avenue
        London E.C.2.
        Solicitor

        Eli. O'Neal                                      One.
        20, Copthall Avenue,
        London E.C.2.
        Solicitors' Manager

       DATED this 5th day of May 1970.

       WITNESS to the above Signatures: -

         /s/ M.E. Hickey
             20, Copthall Avenue.
             London E.C.2.
             Secretary.

                                   ----------

                            COMPANY LIMITED BY SHARES

                                   ----------

                             ARTICLES OF ASSOCIATION

                                       of

                                INSULPAK LIMITED

================================================================================

                                  PRELIMINARY.

1. The Regulations contained in Part II of Table A of the Companies Act, 1948 (hereinafter called "Table A") shall apply to the Company save in so far as they are varied or excluded by or are inconsistent with these Articles.

2. Regulations 24, 53, 75, 77 and 89 to 97 (inclusive) in Part I of Table A and Regulations 3 and 5 in Part II of Table A shall not apply to the Company.

                          SHARE CAPITAL AND TRANSFERS.

3. The share capital of the Company is (pound)10,000 divided into 10,000 Ordinary Shares of (pound)1 each.

4. Subject to any direction to the contrary that may be given by the Company by special resolution, all new shares shall, before issue, be offered to such persons as at the date of the offer are entitled to receive notices from the Company of general meetings in proportion, as nearly as the circumstances admit, to the number of the existing Ordinary Shares to which they are respectively entitled. The offer shall be made by notice specifying the number of shares offered, and limiting a time within which the offer, if not accepted, will be deemed to be declined, and after the expiration of that time, or on the receipt of an intimation from the person to whom the offer is made that he declines to accept the shares offered, the directors may dispose of those shares in such manner as they think most beneficial to the Company. The directors may likewise so dispose of any new shares which (by reason of the ratio which the new shares bear to shares held by persons entitled to an offer of new shares) cannot, in the opinion of the directors, be conveniently offered under this article. Any new shares which the directors shall be entitled to dispose of and which shall not have been disposed of by them within six months of having been offered as aforesaid to the persons entitled to receive notices from the Company of general meetings shall be deemed never to have been so offered.

5. No transfer of any share in the capital of the Company shall be made or registered without the previous sanction of the directors who may without assigning any reason decline to give any such sanction.

                                   RESOLUTIONS

6. A resolution in writing signed by all the members for the time being entitled to vote shall be as effective for all purposes as an ordinary resolution duly passed at a general meeting of the Company duly convened and held, and may consist of several documents in the like form each signed by one or more members.

                         DIRECTORS AND DIRECTORS' POWERS

7. The names of the first directors shall be determined in writing by the subscribers to the Memorandum of Association.

8. Each director shall have the power from time to time to appoint with the approval of the board of directors (such approval not to be unreasonably withheld) any person to act as alternate director in his place at all meetings, in all proceedings in which, and on all occasions when he shall not himself act, and on such appointment being made the alternate director shall except as to remuneration be subject in all respects to the terms and conditions existing with reference to the other directors of the Company. An alternate director shall be an officer of the Company and shall alone be responsible for his own acts and defaults and he shall not be deemed to be an agent of the director appointing him and the director so appointing shall not be responsible for the acts and defaults of an alternate director so appointed. An alternate director shall ipso facto vacate office if and when the director so nominating him vacates office as a director or removes the nominee from office. Every such nomination and removal under this Article shall be effected in writing under the hand of the Director making the same.

9. A director and alternate director shall not require a share qualification but nevertheless shall be entitled to attend and speak at any general meeting of the Company, and at any separate meeting of the holders of any class of shares in the Company.

10. The proviso to Regulation 79 in Part I of Table A shall not apply to the Company.

11. Paragraphs (2) and (4) of Regulation 84 in Part I of Table A shall not apply to the Company. A director may vote in respect of any contract or arrangement in which he is interested and shall be counted in the quorum present at the meeting notwithstanding such interest.

12.     (A)     A member or members holding a majority in nominal amount of the issued ordinary shares for the time being in the Company shall have power from time to time and at any time to appoint any person or persons as a director or directors either as an additional director or to fill any vacancy and to remove from office any director howsoever appointed. Any such appointment or removal shall be effected by an instrument in writing signed by the member or members mating the same, or in the case of a member being a company signed by one of its directors on its behalf, and shall take effect upon lodgment at the registered office of the Company.

        (B) The directors shall have power at any time and from time to time to appoint any person to be a director either to fill a casual vacancy or as an addition to the existing directors.

                                    NOTICES.

13. The following Regulations in Part I of Table A shall apply as amended by this Article: -

        (a)     in the last sentence of Regulation 98 shall be deemed deleted;
                and

        (b) in Regulation 131 there shall be deemed deleted the words "or (if he has no registered address within the United Kingdom) to the address, if any, within the United Kingdom supplied by him to the Company for the giving of notice to him"; and

        (c) in Regulation 134 there shall be deemed deleted all words in paragraph (a) thereof other than the words "every member".

                NAMES, ADDRESSES AND DESCRIPTIONS OF SUBSCRIBERS

        P.S.O. Roberts
        20 Copthall Avenue
        London E.C.2.
        Solicitor

        Eli. O'Neal
        20, Copthall Avenue,
        London E.C.2.
        Solicitors' Manager


        DATED this 5th day of May 1970.

        WITNESS to the above Signatures:

          /s/  M.E. Hickey
               20, Copthall Avenue
               London E.C.2.
               Secretary.

                                       10